                                 EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
Cablevision Systems Corporation:

We consent to the incorporation by reference in the Registration Statement of Tele-Communications, Inc. on Form S-4 of our report, dated April 1, 1997, relating to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the Current Report on Form 8-K, as amended on Form 8-K/A (Amendment No. 2), of Tele-Communications, Inc., dated March 6, 1998, and to the reference to our firm under the heading "Experts" in the Registration Statement.



                              KPMG Peat Marwick LLP

Jericho, New York
September 22, 1998